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                                                                    EXHIBIT 23.1

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    KPMG LLP
    CHARTERED ACCOUNTANTS
    2000 McGill College Avenue                          Telephone (514) 840-2100
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                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Lumenon Innovative Lightwave Technology, Inc.


We consent to the use in Form S-1 (Registration Statement under the Securities Act of 1933) of Lumenon Innovative Lightwave Technology, Inc. (the "Corporation") of our report, incorporated herein, on our audits of the consolidated financial statements of the Corporation for the year ended June 30, 2000, the six-month period ended June 30, 1999 and for the periods from inception (March 2, 1998) to December 31, 1998 and to June 30, 2000. We also consent to the reference to us under the caption "Experts" in the Registration Statement.




/s/ KPMG LLP

Chartered Accountants


Montreal, Canada
December 15, 2000